EXHIBIT 23



Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-74488 of General Motors Corporation on Form S-8 of our report dated May 23, 2002 appearing in this Annual Report on Form 11-K of the GMAC Mortgage Group Savings Incentive Plan for the year ended December 31, 2001.



/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP
Detroit, Michigan


June 21, 2002


























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